Exhibit B-199

                                                            Revised 4-9-01

                            ARTICLES OF INCORPORATION

      We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Colorado Corporation Act, adopt the following Articles of Incorporation for such corporation:

      FIRST: The name of the corporation is Alvarado-Martinez Construction Management Corporation.

      SECOND:  The period of duration is perpetual.

      THIRD: The purposes for which the corporation is organized are to conduct and carry on general construction contracting, construction management, and consultation relating thereto, and all of the acts and duties relating to construction contracting and construction management including, but not limited to, design, real estate development, estimating, scheduling, project engineering and development, project supervision, and contract negotiation and administration; to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporation, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof; and to do everything necessary and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either along or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof, provided, the same is not inconsistent with the laws under which this corporation is organized.

      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 50,000. Each share shall have a par value of $1.00

      FIFTH:  Cumulative voting of shares of stock is authorized.

      SIXTH: Preemptive rights to acquire additional or treasury shares of the corporation are expressly granted.



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      SEVENTH:  The address of the initial registered office and place of business of the corporation is 6892 so. Yosemite, Englewood, Colorado 80110 (c/o Stearns-Roger Inc., P.O. Box 588, Denver, Colorado 80217) and the name of its initial registered agent at such address is Robert A. Martinez.

      EIGHT: The number of director constituting the initial board of directors of the corporation is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:
  Robert A. Martinez         P.O. Box 103, Sedalia, Colorado 80135
  Sharon Martinez            P.O. Box 103, Sedalia, Colorado 80135
  Robert L. Alvarado         8539 E. Long Avenue, Englewood, CO 80110
  Linda Alvarado             8539 E. Long Avenue, Englewood, Co. 80110

      NINTH:  The name and address of each incorporator is:

            Robert A. Martinez      P.O. Box 103
                                    Sedalia, Colorado 80135
            Robert L. Alvarado      8539 E. Long Avenue
                                    Englewood, Colorado 80110
            Michael J. Norton 2655 Van Gordon Drive
                                    Lakewood, Colorado 80215

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                            ARTICLE OF INCORPORATION
                                     Page 2

      TENTH: No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation, any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarioly or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof, and any director of the corporation who is also a director or officer of such other corporation, or which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

      ELEVENTH: The directors shall have power, without the assent or vote of the stockholders, to adopt, amend or repeal bylaws relating to the business of the corporation, the conduct of its affairs and the rights or powers of its shareholders, directors or officers.

      TWELVTH: Every director and officer shall be indemnified against all liabilities, civil and criminal, incurred in relation to his or her duties, including all reasonable expenses of defense, except to the extent that he or she shall have been finally adjudge to be liable for negligence or misconduct in the matter ou of which the liability arises.

      We, the undersigned, being all of the incorporators above named for the purpose of forming a corporation pursuant to the Colorado Corporation Act, sign and acknowledge this certificate of incorporation this 15th day of June, 1977.
                                    Robert L. Alvarado
                                    ------------------
                                    Robert A. Martinez
                                    ------------------
                                    Michael J. Norton
                                    -----------------
STATE OF Colorado
         --------
COUNTY OF Arapahoe (ss)
          --------


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      I,  Elaine  Langloss,  a notary  public,  hereby  certify  that  Robert A.
      --------------------
Martinez, Robert L. Alvarado, and Michael J. Norton personally appeared before me, who being by me first dully sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

      In witness where of I have hereunto set my hand and seal this 15th day of June, A.D. 1977.

      My Commission expires My Commission expires February 27, 1978
                            ---------------------------------------

                                          Elaine Langloss
                                          Notary Public



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                                STATE OF COLORADO


      DEPARTMENT OF
            STATE                                     CERTIFICATE



      I, Mary Estill Buchanan, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.
      Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues Certificate of Incorporation to Alvarado-Martinez Construction Management Corporation.



                                                Mary Estill Buchanan
                                                --------------------
                                                Secretary of State

      DATED:  June 28, 1977